Exhibit 99.1

Aerie Pharmaceuticals Reports First Quarter 2015 Financial Results and Provides Business and Strategic Update

Conference Call and Webcast Today, May 7, at 5:00 p.m. ET

Company to Review Additional Findings from Initial Rhopressa™ Phase 3 Registration Trial on Conference Call

IRVINE, Calif. & BEDMINSTER, N.J. & RESEARCH TRIANGLE PARK, N.C.—(BUSINESS WIRE)—Aerie Pharmaceuticals, Inc. (NASDAQ:AERI) (the “Company”), a clinical-stage pharmaceutical company focused on the discovery, development and commercialization of first-in-class therapies for the treatment of patients with glaucoma and other diseases of the eye, today reported financial results for the first quarter ended March 31, 2015. The Company will host a live conference call and webcast at 5:00 p.m. Eastern Time today to discuss the Company’s financial results and provide a general business and strategic update. On the call, the Company also will discuss additional findings from its initial RhopressaTM Phase 3 registration trial, “Rocket 1,” along with expected paths forward for both Rhopressa™ and Roclatan™.

Aerie Highlights

•	At 5:00 p.m. Eastern Time today, the Company will discuss additional analyses of the Rocket 1 results and provide updates on its second RhopressaTM Phase 3 registration trial, “Rocket 2,” prospects for an additional RhopressaTM trial and the Roclatan™ Phase 3 clinical trials.

•	As of March 31, 2015, the Company had $179.3 million in cash, cash equivalents and investments.

“We have been gaining valuable insights into the recently reported Rocket 1 results and plan to conduct further analyses over the next several weeks. We are in the process of defining our path forward for both RhopressaTM and RoclatanTM and will discuss our perspective on our call today,” said Vicente Anido, Jr., Ph.D., Chairman and Chief Executive Officer.

Dr. Anido continued, “We raised an additional $35 million in first quarter 2015 through the at-the-market component of our shelf filing, and we believe the $179 million of cash and investments on our balance sheet provides a significant level of financial resources as we execute going forward.”

Triple-Action Rhopressa™

Aerie’s first-in-class product candidates are all single drop, once-daily medications that are well-tolerated and have shown no systemic drug-related adverse events.

RhopressaTM is a novel triple-action eye drop that we believe, if approved, would become the only once-daily product available that specifically targets the trabecular meshwork (TM), the eye’s primary fluid drain and the diseased tissue responsible for elevated intraocular pressure (IOP) in glaucoma. Preclinical results have demonstrated that RhopressaTM also lowers episcleral venous pressure (EVP), which contributes approximately half of IOP in healthy subjects. Further, RhopressaTM provides an additional mechanism that reduces fluid production in the eye and therefore lowers IOP. Biochemically, RhopressaTM is known to inhibit both Rho Kinase (ROCK) and norepinephrine transporter (NET).

There are three Phase 3 registration trials for RhopressaTM, “Rocket 1,” a 90-day efficacy trial, the results of which were initially reported on April 23, 2015, “Rocket 2,” a 12-month safety trial with a 90-day interim efficacy readout expected as early as the third quarter of 2015, and “Rocket 3,” a safety-only study being conducted in Canada. Pending successful results from the remaining Phase 3 registration trials and a potential additional Phase 3 registration trial for RhopressaTM, the Company expects to submit a New Drug Application filing by the end of 2016.

Quadruple-Action Roclatan™

Roclatan™ is a once-daily eye drop that combines our triple-action Rhopressa™ with latanoprost, a PGA that is the most widely prescribed glaucoma drug. If approved, we believe that Roclatan™ would be the first glaucoma product to lower IOP through all known mechanisms: (i) increasing fluid outflow through the TM, the eye’s primary drain, (ii) increasing fluid outflow through the uveoscleral pathway, the eye’s secondary drain, (iii) reducing fluid production in the eye, and (iv) reducing EVP.

A successful 28-day Phase 2b clinical trial for Roclatan™ was completed in June 2014. RoclatanTM achieved its primary efficacy endpoint on day 29 and demonstrated statistical superiority over the product’s individual components at all time points. We believe that Roclatan™, if approved, would be the only glaucoma product that covers the full spectrum of known IOP-lowering mechanisms, giving it the potential to provide a greater IOP-lowering effect than any currently approved glaucoma product. Therefore, we believe that Roclatan™, if approved, could compete in both the PGA and non-PGA markets and become the product of choice for patients requiring maximal IOP lowering, including those with IOPs in excess of 26 mmHg and those who present with significant disease progression despite currently available therapies. We expect the first Phase 3 registration trial, “Mercury 1,” to commence in the third quarter of 2015.

First Quarter 2015 Financial Results

As of March 31, 2015, the Company had cash, cash equivalents and investments of $179.3 million. For the first quarter ended March 31, 2015, the Company reported a net loss attributable to common stockholders, as measured in accordance with U.S. generally accepted accounting principles (“GAAP”), of $17.2 million, or $0.70 per share, compared to $6.7 million and $0.28 per share for the first quarter of 2014. The results also reflect proceeds of $2.9 million and $2.3 million for the first quarter of 2015 and 2014, respectively, from the sale of a New Jersey state tax benefit, which is recorded as a benefit in other income (expense), net. The weighted average number of shares of common stock outstanding utilized in the calculation of net loss per common share was 24,602,668 and 23,717,393 for the first quarter of 2015 and 2014, respectively. The increase in the weighted average number of shares of common stock outstanding is mainly attributable to the exercise of stock options, vesting of restricted stock and the issuance and sale of common stock under the “at-the-market,” or ATM, sales agreement, pursuant to the Company’s shelf registration statement filed on Form S-3 on November 3, 2014. During the three months ended March 31, 2015, we issued and sold 1,204,248 shares of common stock under the ATM sales agreement.

The $17.2 million net loss attributable to common stockholders for the first quarter of 2015 includes $19.6 million in operating expenses, reflecting $11.6 million in research and development expenses and $8.0 million in general and administrative expenses. Included in the $19.6 million of operating expenses is $2.7 million of non-cash stock-based compensation expense. Excluding non-cash stock-based compensation expense, adjusted operating expenses for the first quarter of 2015 were $16.9 million include adjusted research and development expenses of $11.1 million and adjusted general and administrative expenses of $5.8 million. Total adjusted net loss for the first quarter of 2015 was $14.5 million and adjusted net loss per share was $0.59.

The $6.7 million net loss attributable to common stockholders for the first quarter of 2014 includes $9.0 million in operating expenses, reflecting research and development expenses of $5.4 million and general and administrative expenses of $3.6 million. Included in the $9.0 million of operating expenses is $1.9 million of non-cash stock-based compensation expense. Excluding non-cash stock-based compensation expense, adjusted operating expenses for the first quarter of 2014 were approximately $7.1 million, reflecting adjusted research and development expenses of $4.8 million and adjusted general and administrative expenses of $2.3 million. Total adjusted net loss for the first quarter of 2014 was $4.7 million and adjusted net loss per share was $0.20.

The higher operating expenses in the first quarter of 2015 as compared to the first quarter of 2014 primarily reflect increased clinical activities for Rhopressa™, increased non-clinical activities for Roclatan™ and increased activity related to supporting the growth in our operations.

Conference Call / Web Cast Information

The Company will host a live conference call and webcast at 5:00 p.m. Eastern Time today to discuss the Company’s financial results and provide a general business and strategic update. In addition, a presentation including additional findings from Rocket 1 will be discussed on the conference call and posted to the website.

The live webcast and a replay may be accessed by visiting the Company’s website at http://investors.aeriepharma.com. Please connect to the Company’s website at least 15 minutes prior to the live webcast to ensure adequate time for any software download that may be needed to access the webcast. Alternatively, please call (888) 734-0328 (U.S.) or (678) 894-3054 (international) to listen to the live conference call. The conference ID number for the live call is 1639305. Please dial in approximately 10 minutes prior to the call. Telephone replay will be available approximately two hours after the call. To access the replay, please call (855) 859-2056 (U.S.) or (404) 537-3406 (international). The conference ID number for the replay is 1639305. The telephone replay will be available until May 14, 2015.

About Aerie Pharmaceuticals, Inc.

Aerie is a clinical-stage pharmaceutical company focused on the discovery, development and commercialization of first-in-class therapies for the treatment of patients with glaucoma and other diseases of the eye. The Company is conducting a Phase 3 registration trial in the United States, named “Rocket 2,” where the primary efficacy endpoint will be to demonstrate non-inferiority of IOP lowering for RhopressaTM compared to timolol, along with a Phase 3 registration safety-only trial, named “Rocket 3,” in Canada. The Company recently completed its initial Phase 3 registration trial, “Rocket 1,” the three-month efficacy results of which were initially reported on April 23, 2015. The Company also completed in 2014 a Phase 2b clinical trial for RoclatanTM.

Forward-Looking Statements

This press release contains forward-looking statements for purposes of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. We may, in some cases, use terms such as “predicts,” “believes,” “potential,” “proposed,” “continue,” “estimates,” “anticipates,” “expects,” “plans,” “intends,” “may,” “could,” “might,” “will,” “should,” “exploring,” “pursuing” or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements. Forward-looking statements include statements regarding our intentions, beliefs, projections, outlook, analyses or current expectations concerning, among other things: the success, timing and cost of our ongoing and anticipated preclinical studies and clinical trials for our current product candidates, including statements regarding the timing of initiation and completion of the studies and trials; our expectations regarding the clinical effectiveness of our product candidates and results of our clinical trials; the timing of and our ability to obtain and maintain U.S. Food and Drug Administration or other regulatory authority approval of, or other action with respect to, our product candidates; our expectations regarding the commercialization of our product candidates; our expectations related to the use of proceeds from our initial public offering, the issuance and sale of our senior secured convertible notes and the issuance and sale of shares of our common stock in connection with our “at-the-market” sales agreement; our estimates regarding anticipated capital requirements and our needs for additional financing; the potential advantages of our product candidates; our plans to pursue development of our product candidates for additional indications and other therapeutic opportunities; our plans to explore possible uses of our existing proprietary compounds beyond glaucoma; our ability to protect our proprietary technology and enforce our intellectual property rights; and our expectations regarding strategic operations, including our ability to in-license or acquire additional ophthalmic products or product candidates. By their nature, forward-looking statements involve risks and uncertainties because they relate to events, competitive dynamics and industry change, and depend on regulatory approvals and economic circumstances that may or may not occur in the future or may occur on longer or shorter timelines than anticipated. We discuss many of these risks in greater detail under the heading “Risk Factors” in the quarterly and annual reports that we file with the Securities and Exchange Commission. Forward-looking statements are not guarantees of future performance and our actual results of operations, financial condition and liquidity, and the development of the industry in which we operate may differ materially from the forward-looking statements contained in this press release. Any forward-looking statements that we make in this press release speak only as of the date of this press release. We assume no obligation to update our forward-looking statements whether as a result of new information, future events or otherwise, after the date of this press release.

Non-GAAP Financial Measures

To supplement our financial statements, which are prepared and presented in accordance with GAAP, we use the following non-GAAP financial measures, some of which are discussed above: adjusted net loss, adjusted operating expenses, adjusted research and development expenses, adjusted general and administrative expenses, adjusted other income (expense) and adjusted net loss per share. For a description of the adjusted calculations and reconciliation to the nearest GAAP measure, please see the “Reconciliation of GAAP Net Loss to Adjusted Net Loss” and “Reconciliation of GAAP Net Loss per Share to Adjusted Net Loss per Share” tables in this press release.

We believe these non-GAAP financial measures provide investors with useful supplemental information about the financial performance of our business, enable comparison of financial results between periods where certain items may vary independent of business performance, and allow for greater transparency with respect to key metrics used by management in operating our business.

The presentation of these financial measures is not intended to be considered in isolation from, or as a substitute for, financial information prepared and presented in accordance with GAAP. Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool. In particular, the adjustments to our GAAP financial measures reflect the exclusion of non-cash stock-based compensation expense, which is recurring and will be reflected in our financial results for the foreseeable future. In addition, these measures may be different from non-GAAP financial measures used by other companies, limiting their usefulness for comparison purposes. We compensate for these limitations by providing specific information regarding the GAAP amounts excluded from these non-GAAP financial measures.

AERIE PHARMACEUTICALS, INC.

Consolidated Balance Sheets

(in thousands, except share and per share data)

	MARCH 31, 2015	DECEMBER 31, 2014
	(unaudited)
Assets
Current assets
Cash and cash equivalents	$113,450	$85,586
Short-term investments	56,286	54,339
Prepaid expenses and other current assets	1,219	1,122

Total current assets	170,955	141,047
Long-term investments	9,574	18,275
Furniture, fixtures and equipment, net	796	240
Other assets, net	13,872	1,523

Total assets	$195,197	$161,085

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable and other current liabilities	$21,852	$8,336
Interest payable	539	551

Total current liabilities	22,391	8,887
Convertible notes, net of discounts	124,187	124,156

Total liabilities	146,578	133,043

Commitments and contingencies
Stockholders’ Equity

Preferred stock, $0.001 par value; 15,000,000 shares authorized as of March 31, 2015 and December 31, 2014; None issued and outstanding	—	—

Common stock, $0.001 par value; 150,000,000 shares authorized as of March 31, 2015 and December 31, 2014; 25,275,672 and 24,018,577 shares issued and outstanding as of March 31, 2015 and December 31, 2014, respectively	25	24
Additional paid-in capital	209,092	171,326
Accumulated other comprehensive loss	(58)	(107)
Accumulated deficit	(160,440)	(143,201)

Total stockholders’ equity	48,619	28,042

Total liabilities and stockholders’ equity	$195,197	$161,085

AERIE PHARMACEUTICALS, INC.

Consolidated Statements of Operations and Comprehensive Loss

(Unaudited)

(in thousands, except share and per share data)

	THREE MONTHS ENDED MARCH 31,
	2015	2014
Operating expenses
General and administrative	$(8,023)	$(3,612)
Research and development	(11,618)	(5,370)

Loss from operations	(19,641)	(8,982)
Other income (expense), net	2,402	2,311

Net loss	$(17,239)	$(6,671)

Net loss attributable to common stockholders—basic and diluted	$(17,239)	$(6,671)

Net loss per share attributable to common stockholders—basic and diluted	$(0.70)	$(0.28)

Weighted average number of common shares outstanding—basic and diluted	24,602,668	23,717,393

Net loss	(17,239)	(6,671)
Unrealized loss on available-for-sale investments	49	(21)

Comprehensive loss	$(17,190)	$(6,692)

Aerie Pharmaceuticals, Inc.

Reconciliation of GAAP Net Loss to Adjusted Net Loss

(Unaudited)

(in thousands)

	THREE MONTHS ENDED
	MARCH 31,
	2015	2014
Net loss attributable to common stockholders – basic and diluted:
Net loss attributable to common stockholders – basic and diluted (GAAP)	$(17,239)	$(6,671)
Adjustments:
Stock-based compensation (a)	2,741	1,922

Adjusted Net loss	$(14,498)	$(4,749)

Operating expenses:
General and administrative expense:
General and administrative expense (GAAP)	$(8,023)	$(3,612)
Adjustments:
Stock-based compensation (a)	2,230	1,307

Adjusted general and administrative expense	$(5,793)	$(2,305)

Research and development expense:
Research and development expense (GAAP)	$(11,618)	$(5,370)
Adjustments:
Stock-based compensation (a)	511	615

Adjusted research and development expense	$(11,107)	$(4,755)

Operating expenses (GAAP)	$(19,641)	$(8,982)
Adjustments:
Stock-based compensation (a)	2,741	1,922

Adjusted operating expenses	$(16,900)	$(7,060)

Other income (expense):
Other income (expense) (GAAP)	$2,402	$2,311
Adjustments:
	—	—

Adjusted other income (expense)	$2,402	$2,311

Aerie Pharmaceuticals, Inc.

Reconciliation of GAAP Net Loss Per Share to Adjusted Net Loss Per Share

(Unaudited)

	THREE MONTHS ENDED
	MARCH 31,
	2015	2014
Net loss per share attributable to common stockholders – basic and diluted:
Net loss per share attributable to common stockholders – basic and diluted (GAAP)	$(0.70)	$(0.28)
Adjustments:
Stock-based compensation (a)	0.11	0.08

Adjusted Net loss per share	$(0.59)	$(0.20)

Weighted average number of common shares outstanding – basic and diluted	24,602,668	23,717,393

Aerie is providing adjusted information that excludes certain items because of the nature of these items and the impact they have on the analysis of underlying business performance and trends. Management believes that providing this information enhances investors’ understanding of the Company’s performance. This information should be considered in addition to, but not in lieu of, information prepared in accordance with GAAP.

Explanation of adjustments:

(a) Stock-based compensation: Exclude the non-cash stock-based compensation.

Contacts

Aerie Pharmaceuticals

Richard Rubino, 908-947-3540

rrubino@aeriepharma.com

or

Burns McClellan, Inc., on behalf of Aerie Pharmaceuticals

Ami Bavishi, 212-213-0006

abavishi@burnsmc.com